Exhibit 10.2

LOAN REPAYMENT AGREEMENT

This Agreement is executed by the following parties this ______ day of July 2021

Party A: Junnan Ye

Party B: Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd (hereinafter referred to as “Party B” or “Hitrans”)

Party C: Dalian CBAK Power Battery Co., Ltd. (hereinafter referred to as “Party C” or “CBAK Power”)

Party D: Haijun Wu

WHEREAS:

1.	Party A and Zhejiang Meidu Graphene Technology Co., Ltd. (hereinafter referred to as “Meidu Graphene”) have executed certain Share Transfer Agreement agreeing that Meidu Graphene shall transfer 60% shares of Party B held by it to Party A, and Party A shall pay the shares transfer consideration of RMB118,000,000.00 to Meidu Graphene.

2.	Party A, Party B, Party C and Party D have executed that Framework Agreement Relating to CBAK Power’s Investment in Hitrans pursuant to which CBAK Power shall accept transfer of 60% shares of Hitrans which Party A obtained from Meidu Graphene, and the consideration is RMB118,000,000.00.

3.	CBAK Power has lent (in words) RMB One Hundred Thirty One Million Thirty Nine Thousand Three Hundred and Seventy Eight (in figures) RMB131,039,378.00 to Hitrans to be used to purchase the assets of New Era Group Zhejiang New Energy Materials Co., Ltd., thus creating CBAK Power’s creditor’s rights against Hitrans.

4.	CBAK Power agrees to transfer creditor’s right against Hitrans in the sum of RMB118,000,000.00 to Party A so as to pay equal value consideration for the above 60% share transfer, that is, Hitrans repays debt of RMB118,000,00.00 to Party A.

Therefore, Parties A, B, C and D have reached repayment agreement as follows:

I.	Maturity Date and Interest

1.	Within 2 months from New Era Group Zhejiang New Energy Materials Co., Ltd. having transferred the land, real estate, machinery equipment, pollution discharge permit etc. to Party B, Party B should repay not less than RMB70,000,000.00 to Party A; the balance should be repaid completely before 31st December 2021.

2.	If repayment of the amounts is made within the prescribed time, Party B shall pay to Party A fixed interest of RMB3,500,000.00. If early repayment is made, interest will be reduced by RMB500,000.00. If repayment is over one month earlier than the prescribed time, interest will be reduced by RMB1,000,000.00.

II.	Party B Covenants

1.	Party B undertakes to use all assets such as land, real estate, pollution discharge permit etc. owned by it under its name to apply to the bank for loan advance and to use the loan obtained first to repay the debt due to Party A. At the same time, Party B undertakes that proceeds from equity financing shall first be used to repay the debt due to Party A.

2.	Party B has full power to execute this Agreement and has obtained all the power, authority and approval to execute the Agreement and perform the obligations. Party B must not claim this Agreement to be invalid or revocation due to procedural issues.

III.	Party C Guarantee

1.	Party C should supervise and urge Party B to timely perform the debt obligations under this Agreement. Party C should guarantee that the amounts obtained by Party B from bank loan shall entirely be used to repay the debt due by Party B to Party A, and shall not be misappropriated for other purposes.

2.	Party C voluntarily agrees to provide joint and several liabilities guarantee for Party B, and shall perform all obligations which Party B shall legally undertake, until all the rights of Party A have been materialized.

IV.	Deposit

To guarantee the performance of this repayment agreement, Haijun Wu has to provide a deposit of RMB1,000,000.00 to Party A. Rules for deposits are applicable to this deposit.

V.	Default

1.	If Party B fails to make timely repayment as agreed or violates any of the covenants or undertakings in this Agreement, this will immediately constitute default. In addition to the fixed interest and additional interest it must pay, it also has to be responsible for payment of liquidated damages per day at the rate of 5/10,000 on unpaid amount until principal and interest are fully paid. Party B confirms that Party B has made reasonable anticipation and calculation for the liquidated damages agreed under this Agreement. Party B waives its civil right to adjust the said liquidated damages and unconditionally undertakes that Party B waives any defense that requests the Court to reduce interest and liquidated damages.

2.	Besides interest and liquidated damages, the Defaulting Party also has to be responsible for lawyer’s fee, consultation fee, evaluation fee, notarial fee, preservation fee, litigation fee, enforcement fee, audit fee, valuation fee incurred by Party A in respect of this matter and all other damages caused by this matter.

IV.	Dispute Resolution

1.	If Party B violates the terms of this Agreement, Party A may directly initiate Court proceedings. All parties agree that the People’s Court at the residence of Party A shall have jurisdiction in this matter.

IIV.	Supplements and Others

1.	Upon unanimous agreement by all parties, this Agreement can be amended according to relative change of circumstances. The amended terms should be confirmed in writing. Other modes, such as verbal or recording etc. are all invalid.

2.	After the execution, this Agreement shall become effective upon the date Party C completes the acquisition of 60% shares of Hitrans held by Meidu Graphene.

3.	This Agreement is executed in four counterparts, each party keeps one counterpart, and each counterpart has same effect.

(below is signing page, no contents)

(signature page)

Party A (signature):

Party B (seal): Party B’s Authorized Representative:

Party C (seal): Party C’s Authorized Representative:

Party D (signature):

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